EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of The Kroger Co. (the “Company”) hereby makes, constitutes and appoints Christine S. Wheatley and Stacey M. Heiser, or either of them, his or her true and lawful attorneys-in-fact and agents to sign and execute for and on his or her behalf the Company’s Form S-8, and any and all amendments thereto, both pre-effective and post-effective, and supplements to this Registration Statement, to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (“Act”), in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either of them, may deem necessary or desirable to enable the Company to comply with said Act or the rules and regulations thereunder. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, the undersigned directors have hereunto set their hands as of the 28th day of June 2019.

/s/ Nora A. Aufreiter	/s/ James A. Runde
Nora A. Aufreiter	James A. Runde

/s/ Anne Gates	/s/ Ronald L. Sargent
Anne Gates	Ronald L. Sargent

/s/ Susan J. Kropf	/s/ Bobby S. Shackouls
Susan J. Kropf	Bobby S. Shackouls

/s/ W. Rodney McMullen	/s/ Mark S. Sutton
W. Rodney McMullen	Mark S. Sutton

/s/ Jorge P. Montoya	/s/ Ashok Vemuri
Jorge P. Montoya	Ashok Vemuri

/s/ Clyde R. Moore
Clyde R. Moore